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                                                                     EXHIBIT 23






                        Consent of Independent Auditors



The Board of Directors
Group Maintenance America Corp.

We consent to incorporation by reference in the registration statements (No. 333-41749, No. 333-41751, No. 333-58651, No. 333-60537 and No. 333-69421) on
Form S-8 and in the registration statements (No. 333-63923 and No. 333-69533) on Form S-4 of Group Maintenance America Corp. of (i) our report dated February 23, 1999, relating to the consolidated balance sheets of Group Maintenance America Corp. and Subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for the year ended December 31, 1998, the ten months ended December 31, 1997 and the year ended February 28, 1997, and (ii) our report dated July 11, 1997 relating to the balance sheets of Group Maintenance America Corp. as of December 31, 1996 and April 30, 1997, and the related statements of operations, shareholders' equity (deficit) and cash flows for the periods then ended, which reports appear in the December 31, 1998 annual report on Form 10-K of Group Maintenance America Corp.

                                                   KPMG LLP

Houston, Texas
March 30, 1999